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                                                      Exhibit 23.3

                    Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of Registration Statements on Form S-3 (Nos. 333-11029, 333-11031, and 333-17453), Registration Statement No. 333-34021 on Form S-4 and Form S-8 (Nos. 33-56354, 33-70632, 33-72752, 33-83956, 333-06733,
33-94756, 333-03532 and 333-06939) of HFS, Inc. of our report dated April 25,
1996 relating to the consolidated financial statements of Avis, Inc., which appears in the Current Report on Form 8-K as amended of HFS, Inc. dated August 29, 1996.


Price Waterhouse LLP

New York, New York
March 31, 1997